                                                                      EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS

                                                          Three Months                Six Months
                                                          Ended June 30,            Ended June 30,
                                                         ----------------       ---------------------
(in thousands, except per share amounts)                  1997      1996          1997          1996
                                                         -------   ------       --------       ------

 PRIMARY EARNINGS:

    Net income.........................................  $ 4,180   $ 1,807       $15,275      $ 6,478
    Preferred stock dividends..........................     (445)        -          (890)           -
                                                         -------   -------       -------      -------

    Earnings available to common stock.................  $ 3,735   $ 1,807       $14,385      $ 6,478
                                                         =======   =======       =======      =======

    Weighted average common shares outstanding.........   26,332    27,447        26,629       27,524
    Common stock equivalents - stock options...........      155       170           169          128
                                                         -------   -------       -------      -------

    Weighted average common shares and
     common stock equivalents outstanding..............   26,487    27,617        26,798       27,652
                                                         =======   =======       =======      =======

    Primary earnings:
     Per common share..................................  $  0.14   $  0.07       $  0.54      $  0.24
                                                         =======   =======       =======      =======
     Per common share and equivalent (a)...............  $  0.14   $  0.07       $  0.54      $  0.23
                                                         =======   =======       =======      =======

FULLY DILUTED EARNINGS:

    Earnings available to common stock.................  $ 3,735   $ 1,807       $14,385      $ 6,478
    Convertible preferred stock dividends..............      445         -           890            -
    Convertible note interest and other costs,
     after income tax..................................        -       599            46        1,207
                                                         -------   -------       -------      -------

    Earnings, as adjusted..............................  $ 4,180   $ 2,406       $15,321      $ 7,685
                                                         =======   =======       =======      =======

    Weighted average common shares and
     common stock equivalents outstanding..............   26,487    27,617        26,798       27,652
    Additional common shares upon conversion of:
      Preferred stock..................................    1,640         -         1,640            -
      Subordinated notes...............................        -     4,186           153        4,221
                                                         -------   -------       -------      -------

    Weighted average common shares and common
     stock equivalents outstanding, as adjusted........   28,127    31,803        28,591       31,873
                                                         =======   =======       =======      =======

    Fully diluted earnings per common share
     and equivalent (b)................................  $  0.15   $  0.08       $  0.54      $  0.24
                                                         =======   =======       =======      =======


  (a) Because their impact is less than 3% dilutive, common stock equivalents are not included in the calculation of primary earnings per share as disclosed on the statement of operations for the three months ended June 30, 1997 and 1996.
  (b) Fully diluted earnings per share is either antidilutive or less than 3% lower than primary earnings per share and therefore is not applicable.